Exhibit 99.1

Ultratech Announces Second Quarter 2012 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--July 19, 2012--Ultratech, Inc. (Nasdaq: UTEK), today announced unaudited results for the three-month period ended June 30, 2012.

For the second quarter of fiscal 2012, Ultratech reported net sales of $59.1 million as compared to $53.9 million during the second quarter of fiscal 2011. Ultratech's net income for the second quarter of 2012 was $11.2 million, or $0.41 per share (diluted), as compared to net income of $9.7 million, or $0.36 per share (diluted) for the same quarter last year.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “Ultratech continued to benefit from strong demand for our cutting-edge lithography and laser-processing systems, which our customers utilize to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs). The shipment of our 50th laser spike anneal system during the second quarter marked an important milestone for the Company and underscores the importance of our technology and the potential for long-term growth.”

“With increased revenues and a solid cash position, Ultratech is poised for success. We continue to build an enviable patent portfolio recently improved by the acquisition of numerous patents from IBM, invest in technology-advancing product offerings, and foster key relationships with customers worldwide,” Zafiropoulo concluded.

At June 30, 2012, Ultratech had $249.2 million in cash, cash equivalents and short-term investments. Working capital was $305.8 million and stockholders’ equity was $12.26 per share based on 26,430,916 total shares outstanding as of June 30, 2012.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time on Thursday, July 19, 2012. To listen to the call over the internet or to obtain dial-in information for the call, please go to the investor relations section of the Ultratech website at http://ir.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech’s website. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, July 26, 2012. You may access the telephone replay by dialing 800-406-7325 and entering access code: 4549054#.

About Ultratech

Ultratech, Inc. (Nasdaq: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, the company’s market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and high-brightness LEDs (HB-LEDs). A pioneer of laser processing, Ultratech developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore’s Law for 32-nm and below production of state-of-the-art consumer electronics. Visit Ultratech online at: www.ultratech.com.

Safe Harbor

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as “anticipates,” “expects,” “thinks,” “intends,” “will,” “could,” “believes,” “poised,” “estimates,” “continues,” and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers’ financial condition and demand for semiconductors; demand for consumer devices; industry growth within the company’s served markets; continued delivery of financial performance and value; cyclicality in the semiconductor and nanotechnology industries; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product introductions; customer concentration; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales and operations; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; effect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain key personnel; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech’s SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2011 and our quarterly report on Form 10-Q for the quarter ended March 31, 2012. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management’s current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
(In thousands, except per share amounts)	2012	2011	2012	2011
Total net sales*	$59,112	$53,949	$108,687	$101,328
Cost of sales:
Cost of products sold	23,930	22,019	41,981	42,078
Cost of services	3,142	4,446	6,267	8,057
Total cost of sales	27,072	26,465	48,248	50,135
Gross profit	32,040	27,484	60,439	51,193
Operating expenses:
Research, development and engineering	7,772	5,759	14,535	11,483
Selling, general, and administrative	11,088	10,998	21,469	20,817
Operating income	13,180	10,727	24,435	18,893
Interest expense	(2)	(5)	(5)	(11)
Interest and other (expense) income, net	(46)	106	82	113

Income before income taxes	13,132	10,828	24,512	18,995
Provision for income taxes	1,961	1,100	3,141	1,400

Net income	$11,171	$9,728	$21,371	$17,595
Earnings per share - basic:
Net income	$0.42	$0.38	$0.81	$0.69
Number of shares used in per share calculations - basic	26,530	25,731	26,387	25,488
Earnings per share - diluted:
Net income	$0.41	$0.36	$0.78	$0.66
Number of shares used in per share calculations - diluted	27,387	26,888	27,247	26,561

* Systems sales	$48,119	$44,484	$88,733	$82,362
Parts sales	5,406	4,169	9,895	9,091
Service sales	5,337	4,971	9,409	9,425
License sales	250	325	650	450
Total sales	$59,112	$53,949	$108,687	$101,328

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In thousands)	2012	2011*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$249,180	$227,947
Accounts receivable	64,004	56,506
Inventories	47,056	41,285
Prepaid expenses and other current assets	5,424	6,848
Total current assets	365,664	332,586

Equipment and leasehold improvements, net	16,659	16,009
Intangibles	8,405	452
Other assets	4,944	4,401

Total assets	$395,672	$353,448

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$1,000	$1,000
Accounts payable	16,360	10,980
Deferred product and service income	25,295	14,953
Other current liabilities	17,202	22,373
Total current liabilities	59,857	49,306

Other liabilities	11,849	8,113

Stockholders’ equity	323,966	296,029

Total liabilities and stockholders’ equity	$395,672	$353,448

* The balance sheet as of December 31, 2011 has been derived from the audited financial statements as of that date.

(UTEK-F)

CONTACT:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Laura Rebouché, 408-321-8835
Vice President of Investor Relations
Fax: 408-577-3379
lrebouche@ultratech.com
or
Investor Relations Agency:
The Blueshirt Group
Suzanne Craig, 415-217-4962
suzanne@blueshirtgroup.com
or
Melanie Friedman, 415-217-4964
melanie@blueshirtgroup.com